Exhibit 16.1

JOHN A BRADEN & COMPANY LETTERHEAD

November 27, 2007

United States Securities and Exchange Commission
100 F. Street NE
Washington, DC 20549

Re:	Calypso Wireless, Inc.
Form 8-K/A filed November 27, 2007

Ladies and Gentlemen:

We have read the disclosure contained in Item 4.01 of the Form 8-K filed by Calypso Wireless, Inc. on November 27, 2007 and agree with the statements made with respect to our firm.

Very truly yours,

John A. Braden